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                                                                     EXHIBIT 4.6

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                             NABORS HOLDING COMPANY
                  (formerly known as POOL ENERGY SERVICES CO.)

                                       and

                           THE GUARANTORS NAMED HEREIN


                                  $150,000,000


                    8 5/8% Senior Subordinated Notes due 2008


                          SECOND SUPPLEMENTAL INDENTURE

                          Dated as of December 1, 1999


                                 HSBC BANK USA,

                                   AS TRUSTEE

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         This SECOND SUPPLEMENTAL INDENTURE, dated as of December 1 1999, is among Nabors Holding Company, a Delaware corporation (formerly known as Pool Energy Services Co., a Texas corporation) ("NHC" or the "Company"), Associated Petroleum Services, Inc., International Air Drilling Company, Kuukpik-Pool Arctic Alaska, Pool Alaska, Inc. (the successor by merger of Pool Alaska, Inc., a Texas corporation), Pool Americas, Inc., Pool-Australia, Inc., Pool Company, Pool Company Texas, Ltd. (the successor by merger of Pool Production Services, Inc.), Pool International, Inc., Pool Well Services Co. (the successor by merger of Pool California Energy Services, Inc. and Big 10 Fishing Tool Company), PCNV, Inc., PTX, Inc., Sea Mar, Inc. and Sea Mar Management, Inc. (collectively referred to herein as the "Guarantors") and HSBC Bank USA (formerly known as Marine Midland Bank), as trustee (the "Trustee").

                                    RECITALS

         WHEREAS, Pool Energy Services Co., a Texas corporation ("PESC"), the subsidiary guarantors referred to therein and the Trustee entered into an Indenture, dated as of March 31, 1998, as amended by the First Supplemental Indenture, dated as of March 31, 1998 (as amended, the "Indenture"), pursuant to which PESC issued $150,000,000 in aggregate principal amount of 8 5/8% Senior Subordinated Notes due 2008 (the "Notes"), the payment of which was guaranteed by such subsidiary guarantors.

         WHEREAS, as of November 24, 1999 (i) Starry Acquisition Corp. merged with and into PESC, and as a result PESC became a wholly-owned subsidiary of Nabors Industries, Inc. ("Nabors") and (ii) PESC changed its state of incorporation and name through a merger with and into NHC (such transactions are collectively referred to as the "Acquisition"), in each case in accordance with
Section 5.01 of the Indenture.

         WHEREAS, as of November 24, 1999 and in connection with the
Acquisition: (i) Pool California Energy Services, Inc. ("PCESI") merged with and into Pool Well Services Co. ("PWSC"), a newly-formed wholly-owned subsidiary of PCESI incorporated under the laws of Delaware; (ii) PoolCo transferred certain assets and stock to Pool Production Services, Inc. ("PPS"); (iii) PPS merged with and into Pool Company Texas Ltd. ("PCT"); (iv) Pool Alaska, Inc., a Texas corporation ("PAI") merged with and into Pool Alaska, Inc., a newly formed subsidiary of NHC incorporated in Delaware ("New Pool Alaska") and (v) Big 10 Fishing Tool Company, Inc. ("Big 10") merged with and into PWSC (such transactions are collectively referred to as the "Mergers"). Upon consummating of all of the Mergers: (a) PWSC became the successor by merger of PCESI and Big 10; (b) PCT became the successor by merger of PPS; and (c) New Pool Alaska became the successor by merger of PAI.

         WHEREAS, in connection with the Acquisition, Pool Company Houston Ltd. ("PCH Ltd.") has or will dissolve and distribute its assets to its limited and general partners, PCNV and PWSC (such transaction is referred to as the "Dissolution," together with the Mergers, the "Transactions").

         WHEREAS, Section 9.01 of the Indenture permits PESC, the subsidiary guarantors, parties thereto and the Trustee to amend or supplement the Indenture or the Notes without the consent of any Holders to, among other things, provide for the assumption of the obligations to the Holders of PESC or such subsidiary guarantors, as the case may be, in the event of a merger or consolidation and to make any change that (1) would provide any additional rights or benefits to Holders or (2) does not adversely affect the legal rights under this Indenture of any Holder.

         WHEREAS, the Company desires to and has requested that the Trustee enter into this Second Supplemental Indenture to, among other things, (i) provide for the Acquisition and the change of the name of the issuer of the Notes to "Nabors Holding Company" and a change of its jurisdiction of incorporation to Delaware, (ii) provide for the assumption or reaffirmation of the obligations of PESC to the Holders by the Company, and (iii) provide for the Transactions and the assumption and/or ratification of the obligations of the applicable subsidiary guarantors by the applicable surviving entities.

         WHEREAS, the execution and delivery of this Second Supplemental Indenture has been duly authorized by the appropriate resolutions of the Board of Directors (or other applicable governing body) of the Company and each of the guarantors listed on the signature pages hereto.



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         WHEREAS, the Board of Directors of the Company has determined that the preservation of the existence of PCESI, PPS, PAI, Big 10 and PCH Ltd. is no longer desirable in the conduct of the business of the Company and its subsidiaries taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

         WHEREAS, all conditions and requirements necessary to make this Second Supplemental Indenture a valid, binding and legal instrument enforceable in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

         NOW, THEREFORE, in consideration of the above recitals, each party hereto agrees, for the benefit of the other and for the equal and ratable benefit of the Holders of the Notes, as follows:

                                    ARTICLE I
                ASSUMPTION OF OBLIGATIONS; ADDITION OF GUARANTEES

         Section 1.1. Assumption and Reaffirmation by the Company. In accordance with Section 5.01 of the Indenture, the Company hereby assumes and reaffirms the obligations of PESC under the Indenture and the Notes in accordance with the provisions thereof.

         Section 1.2. Reaffirmation of Guarantees by Surviving Original Subsidiary Guarantors. In accordance with Section 5.01 of the Indenture, each of Associated Petroleum Services, Inc., International Air Drilling Company, Kuukpik-Pool Arctic Alaska, Pool Americas, Inc., Pool-Australia, Inc., Pool Company, PCT, Pool International, Inc., PCNV, PTX, Inc., Sea Mar, Inc. and Sea Mar Management, Inc. hereby assumes and reaffirms the obligations of a Guarantor under the Indenture and the Notes in accordance with the provisions thereof and is subject to the provisions of the Indenture in accordance with Article 11 thereunder.

         Section 1.3. Assumption and Reaffirmation of Guarantees by Surviving Subsidiary Guarantors. Each of New Pool Alaska, PWSC and PCT (in each case, without duplication of any applicable obligations under Section 1.2 hereof) hereby assumes and reaffirms the obligation of a Guarantor under the Indenture and the Notes in accordance with the provision thereof and is subject to the provisions of the Indenture in accordance with Article 11 thereunder.

                                   ARTICLE II
                           AMENDMENTS TO THE INDENTURE

         Section 2.1. Change of Name and Jurisdiction of Organization. For all purposes of the Indenture and the Notes, the Indenture and the Notes are amended by deleting all references to "Pool Energy Services Co." and "Pool Energy Services Co., a Texas corporation" (or substantially similar phrases) and replacing them with "Nabors Holding Company" and "Nabors Holding Company, a Delaware corporation" (or substantially similar phrases), respectively, as the context requires.

         Section 2.2. References to Subsidiary Guarantors. For all purposes of the Indenture and the Notes, all references to "Subsidiary Guarantors" or "Subsidiary Guarantor" are amended to refer to the guarantors listed on the signature pages hereof or any one of them, respectively, as the context requires.

         Section 2.3. Change of Address. The Company hereby designates that the address listed below be the address set forth for the Company or the Guarantors for all purposes of the Indenture, including without limitation, Section 12.02 thereof:

                      Nabors Holding Company
                      515 West Greens Road
                      Suite 1200
                      Houston, Texas 77067-4525
                      Telecopier:  (281) 775-8431
                      Attention:  Legal Department.



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                                   ARTICLE III
                                NOTATION OF NOTES

         Notes authenticated and delivered for transfer or exchange of outstanding Notes after the Effective Time (as defined below), and all Notes presented or delivered to the Trustee on after such date for the purpose of being stamped, shall be stamped (unless textually revised as hereinafter provided) by the Trustee with a notation substantially in the form as follows:

                  "THE INDENTURE DATED AS OF MARCH 31, 1998 REFERRED TO IN THIS NOTE HAS BEEN AMENDED BY A FIRST SUPPLEMENTAL INDENTURE DATED AS OF MARCH 31, 1998 AND A SECOND SUPPLEMENTAL INDENTURE DATED AS OF DECEMBER 1, 1999, PURSUANT TO WHICH CERTAIN PROVISIONS OF THE INDENTURE HAVE BEEN AMENDED, ELIMINATED OR OTHERWISE MODIFIED AS SET FORTH IN SUCH FIRST AND SECOND SUPPLEMENTAL INDENTURES. COPIES OF THE FIRST AND SECOND SUPPLEMENTAL INDENTURES ARE ON FILE WITH, AND AVAILABLE ON REQUEST FROM, THE TRUSTEE AND THE COMPANY."

Any Notes hereafter authenticated or delivered may be textually revised, making changes in phraseology and form (but not in substance) as may be appropriate so as to conform, in the opinion of the Trustee and the Company, to modifications made by this Second Supplemental Indenture.

                                   ARTICLE IV
                                  MISCELLANEOUS

         Section 4.1. Capitalized Terms. Capitalized terms used herein and not otherwise defined have the meaning set forth in the Indenture.

         Section 4.2. Operation of Second Supplemental Indenture. This Second Supplemental Indenture will become effective as of the date hereof.

         Section 4.3. Conflict with the Trust Indenture Act. If any provision of this Second Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that is required under such Act to be part of and govern this Second Supplemental Indenture, the latter provision of the Trust Indenture Act shall control. If any provision hereof modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision of the Trust Indenture Act shall be deemed to apply to this Second Supplemental Indenture, as so modified or excluded, as the case may be.

         Section 4.4. Notes Deemed Conformed. As of the Effective Time, the provisions of each Note then outstanding shall be deemed to be conformed, without the necessity for any reissuance or exchange of such Note or any other action on the part of the Holders, the Company, the Guarantors or the Trustee, so as to reflect this Second Supplemental Indenture.

         Section 4.5. Mutatis Mutandis. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same definition ascribed to them as in the Indenture. The Indenture shall be deemed to have such other changes as to grammar, tense, syntax and like concepts as shall be necessary to effect the changes contemplated herein.



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         Section 4.6. No Additional Trustee Obligations. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Second Supplemental Indenture. This Second Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

         Section 4.7. Successors. All agreements of the Company, the Guarantors and the Trustee in this Second Supplemental Indenture and in the Indenture shall bind their respective successors.

         Section 4.8. Benefits of Second Supplemental Indenture. Nothing in this Second Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Second Supplemental Indenture or the Indenture.

         Section 4.9. Severability. In case any provision in this Second Supplemental Indenture, or in the Indenture, shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

         Section 4.10. Headings. The Section headings of this Second Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Second Supplemental Indenture and shall not modify or restrict any of the terms or provisions hereof.

         Section 4.11. Multiple Originals. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         Section 4.12. The Trustee. The Trustee is not responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company.

         Section 4.13. Governing Law. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTURE AND ENFORCE THIS SECOND SUPPLEMENTAL INDENTURE.


                            [Signature Pages Follows]



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IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental
Indenture to be duly executed as of the date first above written.

                                   COMPANY:
                                   NABORS HOLDING COMPANY (formerly known as
                                   POOL ENERGY SERVICES CO.)

                                   By: /s/ Daniel McLachlin

                                      Name: Daniel McLachlin
                                      Title: Secretary


                                   GUARANTORS:
                                   ASSOCIATED PETROLEUM SERVICES, INC.
                                   INTERNATIONAL AIR DRILLING COMPANY
                                   KUUKPIK - POOL ARCTIC ALASKA
                                        By: Pool Alaska, Inc., d/b/a Pool Arctic
                                            Alaska
                                   POOL ALASKA, INC.
                                   POOL AMERICAS, INC.
                                   POOL-AUSTRALIA, INC.
                                   POOL COMPANY
                                   POOL COMPANY TEXAS, LTD.
                                        By: Pool Well Services Co., General
                                            Partner
                                   POOL INTERNATIONAL, INC.
                                   POOL WELL SERVICES CO.
                                   PTX, INC.
                                   SEA MAR, INC.
                                   SEA MAR MANAGEMENT, INC.

                                   By:  /s/ Daniel McLachlin
                                      Name: Daniel McLachlin
                                      Title: Secretary

                                   PCNV, INC.

                                   By:  /s/ Jay Weidenbach
                                      Name: Jay Weidenbach
                                      Title: Secretary

                                   TRUSTEE:
                                   HSBC BANK USA, as Trustee

                                   By:  /s/ Frank J. Godino
                                      Name: Frank J. Godino
                                      Title: Vice President




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